                                                 Exhibit (a)(5) to Schedule TO-T
                                                 -------------------------------

                        OFFER TO PURCHASE FOR CASH UP TO
                    2,465,322 SHARES OF CLASS A COMMON STOCK
           (Including the Associated Preferred Stock Purchase Rights)

                                       of

                          INTERSTATE HOTELS CORPORATION
                               $3.00 NET PER SHARE

                                       by

                     SHANER HOTEL GROUP LIMITED PARTNERSHIP

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        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       5:00 P.M. PITTSBURGH, PENNSYLVANIA, TIME ON FRIDAY, MAY 10, 2002,
                          UNLESS THE OFFER IS EXTENDED.
       -----------------------------------------------------------------

                                  April 3, 2002
To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated April 3, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Shaner Hotel Group Limited Partnership, a Delaware limited partnership (the "Purchaser"), to purchase up to 2,465,322 shares of Class A Common Stock ("Shares") of Interstate Hotels Corporation, a Pennsylvania corporation (the "Company" or "Interstate"), including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Shareholders Rights Agreement, dated as of July 8, 1999 and amended as of August 31, 2000 (as so amended, the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), at a price of $3.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to purchase dated April 3, 2002 ("Offer to Purchase") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer to Purchase" or "Offer") enclosed herewith.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BY USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR

ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     1. The tender price is $3.00 per Share, net to the seller in cash, without interest thereon.

     2. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Pittsburgh, Pennsylvania, time, on Friday, May 10, 2002, unless the Offer is extended.

     3. The Offer is being made for up to 2,465,322 Shares. To the extent that more than 2,465,322 Shares are tendered in the Offer, the Purchaser will purchase 2,465,322 Shares in the Offer on a pro rata basis (with appropriate adjustments to avoid purchase of fractional Shares) based on the number of Shares properly tendered by each shareholder prior to or on the expiration date of the Offer and not withdrawn.

     4. The Offer is conditioned on, among other things: (1) a minimum of 2,465,322 shares of Class A Common Stock being tendered; and (2) the Rights issued under the Rights Agreement having been redeemed by the Board of the Company, or the Purchaser being satisfied, in its reasonable judgment, that the Rights are invalid or otherwise inapplicable to the Offer (the "Rights Condition.") The Purchaser expressly reserve the right, in its reasonable discretion, to waive any one or more of the conditions to this Offer. See
Section 1, "Terms of this Offer; Expiration Date," Section 14, "Certain Conditions to this Offer," and Section 15, "Certain Legal Matters," under the caption "The Tender Offer." This Offer is not conditioned upon the receipt of financing.

     5. Except as set forth in Instruction 7 of the Letter of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     6. The Purchaser will, upon request, reimburse us for customary mailing and handling expenses incurred by us in forwarding the endorsed materials to our clients.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the

                                       2
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expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is intended to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 UP TO 2,465,322 SHARES OF CLASS A COMMON STOCK
           (Including the Associated Preferred Stock Purchase Rights)
                                       OF
                          INTERSTATE HOTELS CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 3, 2002, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by Shaner Hotel Group Limited Partnership, a Delaware limited partnership (the "Purchaser"), to purchase up to 2,465,322 shares of Class A Common Stock ("Shares") of Interstate Hotels Corporation, a Pennsylvania corporation (the "Company" or "Interstate"), including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Shareholders Rights Agreement, dated as of July 8, 1999 and amended as of August 31, 2000 (as so amended, the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), at a price of $3.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to purchase dated April 3, 2002 ("Offer to Purchase") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer to Purchase" or "Offer") enclosed herewith.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Shares to be Tendered*:

                                         Shares
-----------------------------------------

Account Number:
               --------------------------
Dated:
      -----------------------------------

                                   SIGN HERE

                           ------------------------------------------
                           SIGNATURE(S)

                           ------------------------------------------
                           PLEASE TYPE OR PRINT NAME(S)

                           ------------------------------------------
                           PLEASE TYPE OR PRINT ADDRESS HERE


Area Code and Telephone Number

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Taxpayer Identification or
Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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